Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                         Due Period    7/31/2003
                                                 Determination Date    8/20/2003
                                                  Distribution Date    8/25/2003

I     Available in Certificate Account

      Principal collected on Mortgage Loans                                                                           26,693,528.93
      All Liquidation Proceeds with respect to Principal                                                                 242,708.49
      Recoveries on previously Liquidated Mortgages with respect to Principal                                                  0.00
      Principal portion of Purchase Price on Repurchased Mortgage Loans                                                        0.00
      Substitution Adjustment with respect to Principal                                                                        0.00
                                                                                                                      -------------

                   Principal Distribution Amount 26,936,237.42

      Interest collected on Mortgage Loans                                                                             5,007,648.98
      Interest portion of Purchase Price on Repurchased Mortgage Loans                                                         0.00
      Recoveries on previously Liquidated Mortgages with respect to Interest                                                   0.00
      Substitution Adjustment with respect to Interest                                                                         0.00
      Master Servicer Monthly Advances (net of Compensating Interest)                                                    772,369.96
      Reimbursement of previous months Servicer Advances                                                                -472,832.63
      Compensating Interest                                                                                                6,937.74
      Investment Earnings on Certificate Account                                                                               0.00
                                                                                                                      -------------

                              Interest Remittance Amount                                                               5,314,124.05

      Amount not Required to be deposited                                                                                      0.00

                              Total available in the Certificate Account                                              32,250,361.47

II    Distributions                                                             Per $ 1,000                               Amount
                                                                                -----------                           -------------
1.    Aggregate Class AF Distribution                                           31.74255891                           18,470,995.03

2.    Aggregate Class A-IO Distribution                                          0.00000000                                    0.00

3.    Aggregate Class MF-1 Distribution                                          4.99166677                              165,523.67

4.    Aggregate Class MF-2 Distribution                                          5.32500000                              141,272.25

5.    Aggregate Class BF Distribution                                            5.69166667                              122,598.50

6.    Aggregate Class AV Distribution                                           39.40048774                           10,331,201.89

7.    Aggregate Class MV-1 Distribution                                          1.50694444                               29,837.50

8.    Aggregate Class MV-2 Distribution                                          2.03222203                               35,421.63

9.    Aggregate Class BV Distribution                                            2.62638898                               45,777.96

10.   Aggregate Class X-IO Distribution                                          0.00000000                            2,242,963.92

11.   Aggregate Class R Distribution                                                                                           0.00

12.   Aggregate Master Servicer Distribution                                                                             664,769.12
                                                                                                                      -------------

                                                    Total Distributions =                                             32,250,361.47

III   Certificate Class Balances                                                 Factor %                                Amount
                                                                               ------------                          --------------
      Opening Senior Class A Certificate Balances as reported in prior Monthly Master Servicer Report for Group I Certificates:
                    (a)  Class AF-1A                                            62.59837211%                         364,259,927.31

                    (b)  Class A-IO (Notional Amount)                                                                          0.00

      Opening Subordinated Class MF & BF Certificate Balances as
      reported in prior Monthly Master Servicer Report for
      Group I Certificates:
                    (a)  Class MF-1                                            100.00000000%                          33,160,000.00
                    (b)  Class MF-2                                            100.00000000%                          26,530,000.00
                    (c)  Class BF                                              100.00000000%                          21,540,000.00
                                                                                                                     --------------
                                                                                                                      81,230,000.00

      Opening Senior Class AV Certificate Balances as reported in prior
      Monthly Master Servicer Report for Group II Certificates:
                    (a)  Class AV                                               66.39643224%                         174,098,084.98

      Opening Subordinated Class MV & BV Certificate Balances as reported in prior Monthly Master Servicer Report for Group II Certificates:
                    (b)  Class MV-1                                            100.00000000%                          19,800,000.00
                    (c)  Class MV-2                                            100.00000000%                          17,430,000.00
                    (d)  Class BV                                              100.00000000%                          17,430,000.00
                                                                                                                     --------------
                                                                                                                      54,660,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                                 No.                          Amount
                                                                                         -----------                  -------------
                    (a)  Stated principal collected                                                                    2,073,831.84
                    (b)  Principal Prepayments                                               265                      24,619,697.09
                    (c)  Liquidation Proceeds                                                                            242,708.49
                    (d)  Repurchased Mortgage Loans                                            0                               0.00
                    (e)  Substitution Adjustment related to Principal                                                          0.00
                    (f)  Recoveries on previously Liquidated Mortgages
                         with respect to Principal                                                                             0.00
                                                                                                                      -------------

                                                  Total Basic Principal                                               26,936,237.42

1(b). Subordination Increase/(Decrease) amount                                                                           182,283.92
                                                                                                                      -------------
                                           Total Principal Distribution                                               27,118,521.34

2(a). Class AF Principal Distribution Amount for Group I Certificates:

                                                                                Per $ 1,000
                                                                                -----------
                    1.   Class AF                                               29.20210832                           16,992,706.83


2(b). Class MF & BF Principal Distribution Amount Group I Certificates:
                    1.   Class MF-1                                              0.00000000                                    0.00
                    2.   Class MF-2                                              0.00000000                                    0.00
                    3.   Class BF                                                0.00000000                                    0.00

2(c). Class AV Principal Distribution Amount Group II Certificates:
                    1.   Class AV                                               38.61719427                           10,125,814.51

2(d). Class AV Principal Distribution Amount Group II Certificates:
                    1.   Class MV-1                                              0.00000000                                    0.00
                    2.   Class MV-2                                              0.00000000                                    0.00
                    3.   Class BV                                                0.00000000                                    0.00

2(e) Class M Applied Realized Loss for Group I Certificates:
                    1.   Class MF-1                                              0.00000000                                    0.00
                    2.   Class MF-2                                              0.00000000                                    0.00
                    3.   Class BF                                                0.00000000                                    0.00

2(f) Class B Applied Realized Loss for Group II Certificates:
                    1.   Class MV-1                                              0.00000000                                    0.00
                    2.   Class MV-2                                              0.00000000                                    0.00
                    3.   Class BV                                                0.00000000                                    0.00


                                                                                 Factor %                                Amount
                                                                               ------------                          --------------
      Ending Senior Class A Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group I
      Certificates:
                    (a)  Class AF-1A                                            59.67816128%                         347,267,220.48

                    (b)  Class A-IO (Notional Amount)                                                                          0.00

      Ending Subordinated Class MF & BF Certificate Balances after distributions of principal in this Monthly Master Servicer
      Report Group I Certificates:
                    (a)  Class MF-1                                            100.00000000%                          33,160,000.00
                    (b)  Class MF-2                                            100.00000000%                          26,530,000.00
                    (c)  Class BF                                              100.00000000%                          21,540,000.00
                                                                                                                     --------------
                                                                                                                      81,230,000.00

      Ending Senior Class AV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II
      Certificates:

                    (a)  Class AV                                               62.53471281%                         163,972,270.47

      Ending Subordinated Class MV & BV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II Certificates:

                    (b)  Class MV-1                                            100.00000000%                          19,800,000.00
                    (c)  Class MV-2                                            100.00000000%                          17,430,000.00
                    (d)  Class BV                                              100.00000000%                          17,430,000.00
                                                                                                                     --------------
                                                                                                                      54,660,000.00

V     Interest Distribution Amount

      Fixed Rate Certificates

            (b) Fixed Rate Certificates applicable Pass-Through Rate
                    1.   Class AF-1A                                                4.87000%
                    2.   Class A-IO                                                 5.00000%
                    9.   Class MF-1                                                 5.99000%
                    10.  Class MF-2                                                 6.39000%
                    11.  Class BF                                                   6.83000%

      Variable Rate Certificates

            (b) LIBOR Rate 1.10000%

                    1.   Class AV                                                   1.37000%
                    2.   Class MV-1                                                 1.75000%
                    3.   Class MV-2                                                 2.36000%
                    4.   Class BV                                                   3.05000%

      INTEREST REMITTANCE AMOUNT
         1.  Interest collected on Mortgage Loans                              5,007,648.98
         2.  Interest advanced on Mortgage Loans                                 299,537.33
         3.  Compensating Interest on Mortgage Loans                               6,937.74
         4.  Substitution Adjustment interest                                          0.00
         5.  Purchase Price interest on repurchased accounts                           0.00
         6.  Liquidation Proceeds interest portion                                     0.00
         7.  Recoveries on previously Liquidated Mortgages with
             respect to Interest                                                       0.00
                     TOTAL INTEREST REMITTANCE AMOUNT                                                                  5,314,124.05

      Current Interest Requirement

                    1.   Class AF-1A  @ applicable Pass-Through Rate                                                   1,478,288.20
                    2.   Class A-IO @ applicable Pass-Through Rate                                                             0.00
                    3.   Class MF-1 @ applicable Pass-Through Rate                                                       165,523.67
                    4.   Class MF-2 @ applicable Pass-Through Rate                                                       141,272.25
                    5.   Class BF @ applicable Pass-Through Rate                                                         122,598.50
                    6.   Class AV @ applicable Pass-Through Rate                                                         205,387.38
                    7.   Class MV-1 @ applicable Pass-Through Rate                                                        29,837.50
                    8.   Class MV-2 @ applicable Pass-Through Rate                                                        35,421.63
                    9.   Class BV  @ applicable Pass-Through Rate                                                         45,777.96


      Interest Carry Forward Amount

                    1.   Class AF-1A                                                   0.00
                    2.   Class A-IO                                                    0.00
                    3.   Class MF-1                                                    0.00
                    4.   Class MF-2                                                    0.00
                    5.   Class BF                                                      0.00
                    6.   Class AV                                                      0.00
                    7.   Class MV-1                                                    0.00
                    8.   Class MV-2                                                    0.00
                    9.   Class BV                                                      0.00
                    10.  Class X-IO 0.00

      Certificates Interest Distribution Amount

                                                                                Per $ 1,000
                                                                                -----------
                    1.   Class AF-1A                                             2.54045059                            1,478,288.20
                    2.   Class A-IO                                              0.00000000                                    0.00
                    3.   Class MF-1                                              4.99166677                              165,523.67
                    4.   Class MF-2                                              5.32500000                              141,272.25
                    5.   Class BF                                                5.69166667                              122,598.50
                    6.   Class AV                                                0.78329347                              205,387.38
                    7.   Class MV-1                                              1.50694444                               29,837.50
                    8.   Class MV-2                                              2.03222203                               35,421.63
                    9.   Class BV                                                2.62638898                               45,777.96
                                                                                                                       ------------
                                                                                                                       2,224,107.09

VI    Credit Enhancement Information
                                                                                    Group I        Group II                    Total
            (a)  Senior Enhancement Percentage                                        21.76%          28.57%                  50.33%

            (b)  Overcollateralization Amount:

                    1.   Opening Overcollateralization Amount                 15,252,032.86       10,773,517.11       26,025,549.97
                    2.   Ending Overcollateralization Amount                  15,252,032.86       10,773,517.11       26,025,549.97
                    3.   Targeted Overcollateralization Amount                15,252,032.86       10,773,517.11       26,025,549.97
                    4.   Subordination Deficiency                                      0.00                0.00                0.00
                    5.   Overcollateralization Release Amount                          0.00                0.00                0.00

VII   Trigger Information

         1. (a)  60+ Delinquency  Percentage                                           5.38%              4.31%
            (b)  Delinquency Event in effect
                 (Group I > 50% or Group II > 40%of the Sr. Enhancement)?                NO                  NO

         2. (a)  Cumulative Loss Percentage                                            0.15%               0.09%
            (b)  Applicable Loss Percentage for current Distribution                   2.25%               3.25%
            (c)  Cumulative Loss Trigger Event in effect                                 NO                  NO

VIII  Pool Information                                                               No.                                  Amount
                                                                                -----------                           -------------
            (a) Closing Mortgage Loan Principal Balance:
                    1.   Fixed Rate                                                   6,106                          443,749,253.34
                    2.   Adjustable Rate                                              2,110                          229,405,787.58

                            Total Closing Mortgage Loan Principal Balance:            8,216                          673,155,040.92

            (b)  Balloon Mortgage Loans
                    1.   Fixed Rate                                                     201                           15,557,627.40
                    2.   Adjustable Rate                                                  0                                    0.00

                            Total Closing Mortgage Loan Principal Balance:              201                           15,557,627.40

            (c) Weighted Average Mortgage Rate:
                    1.   Fixed Rate                                                                                           9.425%
                    2.   Adjustable Rate                                                                                      8.027%

                            Total  Weighted Average Mortgage Rate                                                             8.948%

            (d) Weighted Average Net Mortgage Rate:
                    1.   Fixed Rate                                                                                           8.920%
                    2.   Adjustable Rate                                                                                      7.542%

            (e) Weighted Average Remaining Maturity:
                    1.   Fixed Rate                                                                                          287.79
                    2.   Adjustable Rate                                                                                     339.20

            (f) Weighted Average Original Maturity:
                    1.   Fixed Rate                                                                                          317.41
                    2.   Adjustable Rate                                                                                     358.55

IX    Delinquency Information                                                        No.                 %                Amount
                                                                                  -------------------------------------------------
      A.  Fixed Rate Mortgage Loans:

            (a)  Delinquent Contracts:

                    1.   31 - 59 Day Accounts                                           254             3.93%         17,457,607.25
                    2.   60 - 89 Day Accounts                                            83             1.56%          6,917,411.04
                    3.   90+  Day Accounts                                              194             3.43%         15,200,568.11

            (b)  Mortgage Loans - In Foreclosure                                        141             2.64%         11,695,357.99
            (c)  REO Property Accounts                                                   62             1.19%          5,293,729.93

      B.  Adjustable Rate Mortgage Loans:

            (a)  Delinquent Contracts:

                    1.   31 - 59 Day Accounts                                           110             4.79%         10,981,180.52
                    2.   60 - 89 Day Accounts                                            25             1.20%          2,763,229.75
                    3.   90+  Day Accounts                                               61             2.57%          5,893,425.46

            (b)  Mortgage Loans - In Foreclosure                                         47             1.73%          3,972,929.12
            (c)  REO Property Accounts                                                   26             1.07%          2,449,075.14

      C. Total For All Mortgage Loans (a) Delinquent Contracts:

                    1.   31 - 59 Day Accounts                                           364             4.22%         28,438,787.77
                    2.   60 - 89 Day Accounts                                           108             1.44%          9,680,640.79
                    3.   90+  Day Accounts                                              255             3.13%         21,093,993.57

            (b)  Mortgage Loans - In Foreclosure                                        188             2.33%         15,668,287.11
            (c)  REO Property Accounts                                                   88             1.15%          7,742,805.07

X     Realized Losses                                                                 No.                                 Amount
                                                                                  ---------                           -------------
         1. (a) Gross Realized Losses during the period                                   7                              424,992.41

            (b) Realized Losses during the period
                    1.   Group I                                                                                          80,055.87
                    2.   Group II                                                                                        102,228.05
                                                                                                                      -------------

                             Total                                                                                       182,283.92

            (c)  Cumulative Gross Realized Losses                                        21                            2,508,654.09

            (d)  Cumulative Realized Losses
                    1.   Group I                                                                                         984,710.55
                    2.   Group II                                                                                        275,146.26

                             Total                                                                                     1,259,856.81

            (e)  Cumulative Applied Realized Losses

                         i. Class MF-1                                                                                         0.00
                        ii. Class MV-1                                                                                         0.00
                       iii. Class MF-2                                                                                         0.00
                        iv. Class MV-2                                                                                         0.00
                         v. Class BF 0.00 vi. Class BV                                                                         0.00

XI    Miscellaneous Information
         1. (a) Monthly Master Servicer Fee

                         i. Monthly Servicing Fee                                                                        291,780.65
                        ii. Mortgage Fees                                                                                362,629.82
                       iii. Mortgage Insurance Premium Reimbursement                                                      10,358.65
                        iv. Certificate Account Investment Earnings                                                            0.00

            (b) Amount of prior unpaid Master Servicing Fees paid with this distribution                                       0.00

            (c) Total Master Servicing Fees paid with this distribution                                                  664,769.12

            (d) Amount of unpaid Master Servicing Fees as of this distribution                                                 0.00

         2. (a) Opening Master Servicer Advance Balance                                                                8,074,510.97

            (b)  Current Advance (exclusive of Compensating Interest)                                                    772,369.96

            (c)  Reimbursement of prior Master Servicer Advances                                                        (472,832.63)
                                                                                                                       ------------

            (d)  Ending Master Servicer Advance Balance                                                                8,374,048.30

         3. Current period Compensating Interest                                                                           6,937.74

         4. (a) Stepdown Date in effect?                                                                  NO